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Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Pacific Continental Corporation

We consent to the incorporation by reference in this Registration Statement on Form S-8, of our report dated January 25, 2002, relating to the consolidated financial statements of Pacific Continental Corporation and subsidiary.

/s/ Zirkle, Long & Trigueiro, L.L.C

Zirkle, Long & Trigueiro, L.L.C
Eugene, Oregon
April 4, 2002

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CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS